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                                                                EXHIBIT 3.35(a)


                                                        State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                    Filed 09:00 AM 02/05/1998
                                                      981046368 - 2805894


                           CERTIFICATE OF AMENDMENT

                                      TO

                          CERTIFICATE  OF  FORMATION

                                      OF

                                  ATWOOD, LLC


          The undersigned, on behalf of Atwood, LLC (the "Company"), a limited liability company organized and existing under the Delaware Limited Liability Company Act, does hereby certify as follows:

          FIRST:    The name of the limited liability company is:

                         Atwood, LLC

          SECOND:   The Certificate of Formation of the Company is hereby
amended as follows:

          Paragraph FIRST of the Certificate of Formation is hereby amended to read in its entirety, as follows:

             FIRST: The name of the limited liability company is:

                            Atwood Publishing, LLC


          IN WITNESS WHEREOF, the undersigned has duly executed, signed and acknowledged this Certificate of Amendment, this 4th day of February, 1998.



                                         By: /s/ Lawrence H. Budish
                                             -----------------------
                                             Lawrence H. Budish
                                             Authorized Person